Calculation of Filing Fee Tables
S-8
ExlService Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value per share, reserved for issuance pursuant to the ExlService Holdings, Inc. 2018 Omnibus Incentive Plan (the "Plan")	Other	5,172,500	$ 41.52	$ 214,762,200.00	0.0001531	$ 32,880.09
Total Offering Amounts:						$ 214,762,200.00		$ 32,880.09
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 32,880.09
Offering Note
[1]	(1) In the event of a stock split, stock dividend or similar transaction involving the Registrant's common stock, $0.001 par value per share, the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). (2) Represents shares of common stock available for future issuance under the Plan by reason of additional shares made available for issuance pursuant to the Plan. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the average of the high and low prices of the Registrant's common stock on The Nasdaq Global Select Market on November 1, 2024.